UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                 May 10, 2012

IXIA

(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26601 W. Agoura Road, Calabasas, California	91302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:         818-871-1800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

i

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2012 Executive Officer Bonus Plan

On May 11, 2012, the Compensation Committee of the Board of Directors (the “Committee”) of Ixia (the “Company”) approved the Ixia 2012 Executive Officer Bonus Plan (the “2012 Bonus Plan”) under which the executive officers of the Company are eligible to earn cash bonuses based on target bonus opportunities. The target bonus opportunities are established as a percentage of an officer’s base salary and are 100% in the case of Victor Alston, the Company’s President and Chief Executive Officer, 70% in the case of Errol Ginsberg, the Company’s Chief Innovation Officer, and 60% in the case of each of Thomas B. Miller, the Company’s Chief Financial Officer, and Alan Grahame, the Company’s Senior Vice President, Worldwide Sales (collectively, our “named executive officers”).

Each executive officer of the Company is eligible to receive a bonus (a “Company Bonus”) based on the degree to which the Company achieves annual revenue and adjusted operating income goals for 2012, which goals were approved by the Committee. Each executive officer of the Company (other than Messrs. Alston and Ginsberg) is also eligible receive a bonus (an “Individual Bonus”) based on the degree to which he achieves certain individual objectives assigned to him for 2012, which goals were approved by the Committee. Executive officers will not be entitled to receive either a Company Bonus or an Individual Bonus if the Company’s 2012 adjusted operating income is less than the minimum operating income threshold for the payment of Company Bonuses under the 2012 Bonus Plan.

Company Bonuses. Under the 2012 Bonus Plan, each of the Company’s executive officers is eligible to earn a Company Bonus equal to his annual base salary as of December 31, 2012 multiplied by a percentage that depends on the officer’s title and by a percentage that depends on the Company’s 2012 financial performance as measured by the degree to which the Company achieves pre-set 2012 revenue and adjusted operating income goals. If the Company achieves exactly 100% of the Company’s target revenue and adjusted operating income goals that have been established for purposes of the 2012 Bonus Plan, then Messrs. Alston, Ginsberg, Miller and Grahame will earn Company Bonuses equal to 100%, 70%, 45% and 45%, respectively, of their annual base salaries. If the Company exceeds its 2012 target revenue and adjusted operating income goals, then the Company’s executive officers will earn higher Company Bonuses based on the level of revenue and adjusted operating income actually achieved (up to a maximum of 180.0% of annual base salary, in the case of Mr. Alston; 126% of annual base salary, in the case of Mr. Ginsberg; and 81.0% of annual base salary, in the case of each of Messrs. Miller and Grahame).

For purposes of the 2012 Bonus Plan, “adjusted operating income” means the Company’s operating income from continuing operations calculated on a consolidated basis for the year ending December 31, 2012 after taking into account any bonuses payable under the 2012 Bonus Plan and under the Company’s 2012 employee bonus plan, and as adjusted to exclude the effects of equity incentive compensation expense, restructuring charges, officer severance compensation, impairment charges, acquisition-related amortization and other M&A-related charges or income, and similar charges or income.

The 2012 Bonus Plan also provides that if Company Bonuses are payable or paid and the Company’s consolidated financial statements for 2012 are restated (or the Company announces that such statements will be restated) to reflect a less favorable financial condition or less favorable results of operations than those previously determined and/or reported, the Committee may in its discretion determine that all or any part of the Company Bonuses will be delayed, will not be paid or, if paid, will be recovered from the executive officers who received them.

Individual Bonuses. The Company’s executive officers other than Messrs. Alston and Ginsberg are also eligible to receive an Individual Bonus based on a determination of the percentage degree (0% to 100%) to which they achieve individual objectives that have been assigned to them. The maximum amount of the Individual Bonus payable to an executive officer depends on the officer’s title and is equal to 15% of annual base salary in the case of each of Messrs. Miller and Grahame.

Eligible Officers. Executive officers are entitled to receive Company or Individual Bonuses under the 2012 Bonus Plan only if they are employed by the Company or one of its subsidiaries as an eligible officer on the date on which the bonuses are payable, unless the requirement is waived. If an executive officer commences employment as an eligible officer after January 1, 2012 but prior to October 1, 2012, then any bonuses payable for 2012 are subject to pro rata adjustment in accordance with the provisions of the 2012 Bonus Plan. If an executive officer commences employment as an eligible officer during the fourth calendar quarter of 2012, then the officer will not be eligible to receive any bonuses under the 2012 Bonus Plan.

Target Bonuses. The target amounts of the Company and Individual Bonuses that are payable under the 2012 Bonus Plan to the named executive officers if (i) the Company achieves, but does not exceed, the target financial goals and (ii) Messrs. Miller and Grahame achieve 100% of their individual objectives are as follows:

Target Bonuses

Named Executive Officer	Title	Target 2012 Company Bonus*	Target 2012 Individual Bonus(1)	Target 2012 Total Bonus(1)
Victor Alston	President and Chief Executive Officer	$450,000	(2)	$450,000
Errol Ginsberg	Chief Innovation Officer	301,000	(2)	301,000
Thomas B. Miller	Chief Financial Officer	135,000	$45,000	180,000
Alan Grahame	Senior Vice President, Worldwide Sales	144,000	48,000	192,000

(1)

This amount is based on the named executive officer’s current annual base salary and is subject to change if the named executive officer’s annual base salary is adjusted prior to January 1, 2013. The amount payable as a Company Bonus or an Individual Bonus will be calculated in part as a percentage of such officer’s annual base salary in effect at December 31, 2012.

(2)	Messrs. Alston and Ginsberg are not eligible to receive Individual Bonuses.

Maximum Bonuses. The maximum amounts of the Company and Individual Bonuses that are payable under the 2012 Bonus Plan to the named executive officers if (i) the Company exceeds the target financial goals and (ii) Messrs. Miller and Grahame achieve 100% of their individual objectives are as follows:

Maximum Bonuses

Named Executive Officer	Title	Maximum 2012 Company Bonus(1)	Maximum 2012 Individual Bonus(1)	Maximum 2012 Total Bonus(1)
Victor Alston	President and Chief Executive Officer	$810,000	(2)	$810,000
Errol Ginsberg	Chief Innovation Officer	541,800	(2)	541,800
Thomas B. Miller	Chief Financial Officer	243,000	$45,000	288,000
Alan Grahame	Senior Vice President, Worldwide Sales	259,200	48,000	307,200

(1)

This amount is based on the named executive officer’s current annual base salary and is subject to change if the named executive officer’s annual base salary is adjusted prior to January 1, 2012. The amount payable as a Company Bonus or an Individual Bonus will be calculated in part as a percentage of such officer’s annual base salary in effect at December 31, 2012.

(2)	Messrs. Alston and Ginsberg are not eligible to receive Individual Bonuses.

In addition to the Company and Individual Bonuses payable under the 2012 Bonus Plan, additional bonuses may be paid by the Company upon the approval of the independent members of the Company’s Board of Directors in their sole discretion.

The foregoing description of the 2012 Bonus Plan is qualified in its entirety by reference to the 2012 Bonus Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Compensation of President and Chief Executive Officer

As reported in the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission (the “Commission”) on March 19, 2012, Victor Alston became the Company’s President and Chief Executive Officer on May 10, 2012 and, at that time, ceased to serve as the Company’s Chief Operating Officer. On May 11, 2012 and in connection with Mr. Alston’s appointment as President and Chief Executive Officer, the Committee increased Mr. Alston’s annual base salary from $330,000 to $450,000 and granted to Mr. Alston under the Company’s 2008 Amended and Restated Equity Incentive Plan, as amended (the “2008 Plan”):

•	time-based nonstatutory stock options (the “Time-Based NSOs”) to purchase 145,000 shares of the Company’s Common Stock (“Common Stock”);

•	performance-based nonstatutory stock options (the “Performance-Based NSOs”) to purchase 30,000 shares of Common Stock;

•	15,000 time-based restricted stock units (the “Time-Based RSUs”); and

•	10,000 performance-based restricted stock units (the “Performance-Based RSUs”).

The Time-Based NSOs were granted at a per share exercise price of $11.60, which was the closing sales price of the Common Stock on the Nasdaq Global Select Market on the date of grant. The options vest in 16 equal quarterly installments commencing on September 30, 2012, and continuing on the last day of each of the 15 calendar quarters thereafter, as long as Mr. Alston remains an employee of the Company (or any affiliate) through the applicable vesting date. The Performance-Based NSOs, if earned, will have an exercise price of $11.60 per share and become earned and eligible for vesting based on the percentage degree to which the Company achieves a target level of non-GAAP operating profit per average number of shares outstanding for the Company’s combined 2012 and 2013 fiscal years. To the extent that the Performance-Based NSOs become earned and eligible for vesting, 50% will vest on the date of the Committee’s certification as to the number of Performance-Based NSOs that have been earned, provided Mr. Alston remains an employee of the Company (or any affiliate) through the date on which the Company files with the Commission its Annual Report on Form 10-K for the year ending December 31, 2013 (the “10-K Filing Date”), and the remaining 50% will vest in eight equal quarterly installments commencing on March 31, 2014, and continuing on the last day of each of the seven calendar quarters thereafter, as long as Mr. Alston remains an employee of the Company (or any affiliate) through the applicable vesting date.

Each Time-Based RSU and Performance-Based RSU represents the right to receive one share of Common Stock to be issued and delivered upon the applicable vesting date. The Time-Based RSUs will vest in 16 equal quarterly installments commencing on August 15, 2012, and continuing on the 15th day of the second calendar month of each of the 15 calendar quarters thereafter, as long as Mr. Alston remains an employee of the Company (or any affiliate) through the applicable vesting date. The Performance-Based RSUs will become earned and eligible for vesting based on the percentage degree to which the Company achieves a target level of non-GAAP operating profit per average number of shares outstanding for the Company’s combined 2012 and 2013 fiscal years. To the extent that the Performance-Based RSUs become earned and eligible for vesting, 50% will vest on the date of the Committee’s certification as to the number of Performance-Based RSUs that have been earned, provided Mr. Alston remains an employee of the Company (or any affiliate) through the 10-K Filing Date, and the remaining 50% will vest in eight equal quarterly installments commencing on May 15, 2014, and continuing on the 15th day of the second calendar month of each of the seven calendar quarters thereafter, as long as Mr. Alston remains an employee of the Company (or any affiliate) through the applicable vesting date.

The Time-Based NSOs, Performance-Based NSOs, Time-Based RSUs and Performance-Based RSUs are also subject to customary terms and conditions which are set forth in the 2008 Plan and in the forms of grant agreements attached to the 2008 Plan. The 2008 Plan is included as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 000-31523) as filed with the Commission on May 25, 2011.

Item 5.07 Submission of Matters to a Vote of Security Holders

    Set forth below is a brief description of each matter voted upon at the 2012 Annual Meeting held on May 10, 2012, and the voting results with respect to each such matter.

    1.        A proposal to re-elect the following six directors to serve for a one-year term:

Director	Votes For	Votes Withheld	Broker Non-Votes

Victor Alston	65,220,192	465,145	3,963,016

Laurent Asscher	55,253,397	10,431,940	3,963,016

Jonathan Fram	62,202,422	3,482,915	3,963,016

Errol Ginsberg	65,199,974	485,363	3,963,016

Gail Hamilton	64,770,317	915,020	3,963,016

Jon F. Rager	65,466,322	219,015	3,963,016

    2.        A proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
54,861,639	10,751,725	71,973	3,963,016

    3.        A proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012:

Votes For	Votes Against	Abstentions
69,612,515	26,698	9,140

    Pursuant to the foregoing votes, (i) Messrs. Alston, Asscher, Fram, Ginsberg and Rager and Ms. Hamilton were re-elected to serve as directors for a one-year term, (ii) the shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, and (iii) the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was ratified.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following Exhibit is filed as a part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Ixia 2012 Executive Officer Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia

Dated: May 16, 2012	By:	/s/ Ronald W. Buckly
Ronald W. Buckly
Senior Vice President, Corporate Affairs
and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Ixia 2012 Executive Officer Bonus Plan